EXHIBIT 10.6

Special Bonus Program for Key Management for the First Quarter of 2002

BE IT RESOLVED, that this Committee hereby adopts a special bonus program for the first fiscal quarter of 2002 only, which this Committee shall administer, for participants in the Executive Bonus Performance Award Program, which special program will provide each such participant an opportunity to receive a cash bonus payment with respect to the first fiscal quarter of 2002, in the amount of 62.5% of the participant's base salary earned during the period from January 1, 2002 through March 31, 2002, if the Company achieves an operating loss of $126 million or better with respect to the first fiscal quarter of 2002 (adjusted as appropriate to reflect one-time, unusual or extraordinary losses or gains, dispositions of operations or investments, or similar matters, such as write-offs of assets, aircraft leases and similar fleet charges); that amounts, if any, payable under the Executive Bonus Performance Award Program with respect to the first fiscal quarter in 2002 will be netted against any amounts otherwise payable under such special bonus program, and that this Committee reserves the right to amend or terminate such special bonus program at any time by notifying the Chief Executive Officer thereof; and

RESOLVED, that the payment of bonuses under the special bonus program for the first fiscal quarter of 2002 will require the advanced approval of this Committee, which may be effected at a meeting of this Committee or by an approval form signed by each member of this Committee, and no such bonuses will be paid or payable (or they will be subject to reduction or repayment if paid, as determined by the Committee) if the Company applies for a federal credit instrument under the Air Transportation Safety and System Stabilization Act and the Committee determines that such payment could reasonably be expected to jeopardize the Company's ability to obtain or maintain federal credit instruments under the Air Transportation Safety and System Stabilization Act, as amended from time to time, and applicable rules and regulations thereunder; and

RESOLVED, that the interpretation and construction by the Committee of any provision of the special bonus program, and any determination or action by the Committee in connection therewith, will be final and conclusive for all purposes, and each participant's participation in the program will be expressly subject to the foregoing; that no member of the Committee shall be liable in connection with the program for any action or determination taken or made in good faith or upon reliance in good faith on the records of the Company or information presented to the Committee by the Company's officers, employees, or other persons (including the Company's outside auditors) as to matters such member reasonably believes are within such other person's professional or expert competence; and that if a participant disagrees with any decision, determination, or action made or taken by the Committee, then the dispute will be limited to whether the Committee has satisfied its duty to make such decision or determination or take such action in good faith; and

RESOLVED, that participation in the program by a participant shall terminate upon such participant's termination of employment with the Company and its subsidiaries, and no participant shall have any right to continue to participate in the program or have any vested right to any bonus thereunder (except if the end of the first fiscal quarter of 2002 has already passed prior to an amendment or termination of the program or prior to such participant's termination of employment with the Company and its subsidiaries); and

RESOLVED, that participation in the program will not confer any right of future employment; that the program is not intended to create a pension or welfare benefit plan and is intended to be exempt from application of the Employee Retirement Income Security Act of 1974, as amended; and that the program is unfunded and shall not create, or be construed to create, a trust or separate fund or funds, and each participant shall be entitled only to look to the Company for any benefit hereunder, and shall have no greater right than an unsecured creditor of the Company; and

RESOLVED, that no liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers or directors, as such, of the Company or any of its subsidiaries, under or by reason of the program or the administration thereof, and each participant, in consideration of receiving benefits and participating thereunder, shall be deemed to agree to all the terms and conditions of the program and to expressly waive and release any and all claims relating to any such liability; and

RESOLVED, that no bonus or other right, title, interest, or benefit under the program shall ever be assignable or transferable, or liable for, or charged with any of the torts or obligations of a participant or any person claiming under a participant, or be subject to seizure by any creditor of a participant or any person claiming under a participant; that no participant or any person claiming under a participant shall have the power to anticipate or dispose of any bonus or other right, title, interest, or benefit under the program in any manner until the same shall have actually been distributed free and clear of the terms of the program; that payments with respect to bonuses under the program shall be payable only to the participant (or in the event of the death of a participant, any payment due under the program to such participant shall be made to his or her estate), and that the provisions of the program shall be binding on all successors and assigns of a participant, including without limitation the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors; and

RESOLVED, that the program shall be construed in accordance with the laws of Texas, and that the Company shall have the right to withhold from any payment under the program all applicable federal, state, local and other taxes as required by law; and

RESOLVED, that the Chief Executive Officer is authorized to notify each person who is a participant in the special bonus program of the existence and structure of the special bonus program and the fact that such person is a participant.